Exhibit 10.2

ASSIGNMENT OF CONTRACT PROCEEDS

THIS ASSIGNMENT OF CONTRACT PROCEEDS (“Assignment”), dated as of February 18, 2004, from PARAGON SYSTEMS, INC., an Alabama corporation (“Paragon”) to LSQ FUNDING GROUP, L.C., a Florida limited liability company (“LSQ”).

W I T N E S S E T H:

WHEREAS, Paragon has entered into those certain contacts set forth on Exhibit “A” hereto, as they may have been amended, modified or supplemented (collectively, the “Contract”) with the United States of America, and/or agencies or component parts thereof (collectively, the “Agency”); and

WHEREAS, Paragon is executing and delivering this Assignment as security for the repayment of amounts due to LSQ in connection with that certain Factoring and Security Agreement between LSQ and Paragon dated as of February 18, 2004 (the “Factor Agreement”), pursuant to which LSQ has, and will, from time-to-time, purchased certain accounts receivable from Paragon, and has provided Paragon funds in accordance with the terms thereof (the “Funds”).

NOW, THEREFORE, to induce LSQ to enter into the Factor Agreement and for other good and valuable consideration, the receipt of which is hereby acknowledged:

1.             ASSIGNMENT.  Paragon (a) in order to secure and provide for the due and punctual (i) payment of the Fund indebtedness evidence by the account receivable (including the principal thereof and interest thereon), and all other sums that may hereafter become secured by or payable by Paragon under this Assignment, the Factor Agreement or other documents related thereto, and (ii) performance and observance of, and compliance with, the covenants, terms and conditions of Paragon under the Factor Agreement, and the other documents, (b) does hereby sell, assign, pledge, mortgage, transfer, grant a security interest in and lien on, set over and confirm unto LSQ, its successors and assigns, all of Paragon’s right, title and interest in and to all monies and claims for monies due and to become due to Paragon under the Contract.  Paragon shall cause all payments due to Paragon under the Contract to be paid directly to LSQ for application to the obligations of Paragon to LSQ.

2.             PARAGON TO REMAIN LIABLE.  Anything in this Assignment to the contrary notwithstanding, Paragon shall remain liable under the Contract, and shall observe, perform and fulfill all of the conditions and obligations to be observed, performed and fulfilled by it thereunder, and LSQ shall have no obligation or liability thereunder or by reason of or arising out of this Assignment, nor shall LSQ be required or obligated in any manner to observe, perform or fulfill any of the conditions or obligations of Paragon thereunder or pursuant thereto, or to make any payment or to make any inquiry as to the nature or sufficiency of any payment received by it or Paragon, or to present or file any claim, or to take any other action to collect or enforce the payment of any amounts which may have been assigned to LSQ or to which LSQ may be entitled hereunder at any time or times.

3.             FILINGS AND FURTHER ASSURANCES.

(a)           Paragon shall effect the due filing of financing and continuation statements, shall make all other filings and recordings, shall give all notices, including notices to the Agency, and take such other action, including obtaining the consent of the Agency, as required by law so that this Assignment shall create a valid assignment under the provisions of the Assignment of Claims Act of 1940, as amended (31 U.S.C. Section 3727, 41 U.S.C. Section 15).  Paragon hereby authorizes and empowers LSQ to file any financing or continuation statement and any amendments thereto with respect to the filing or recording of the Assignment in accordance with the laws of any applicable jurisdiction, whether pursuant to the Uniform Commercial Code or any other applicable law, without the signatures of Paragon whenever permitted by applicable law.

(b)           Paragon shall at any time and from time to time duly execute and deliver any and all such other and further assurances and documents and take such actions as in the judgment of LSQ may be necessary, useful or desirable to obtain or maintain the full benefits or this Assignment.

4.             REPRESENTATIONS AND WARRANTIES.  Paragon hereby represents, warrants and agrees that except for this Assignment it has not assigned, pledged or otherwise granted a security interest in or lien on, and hereby agrees that it will not assign, pledge or otherwise grant a security interest in or lien on the whole or any part of the rights, titles and interests hereby assigned to anyone other than LSQ, or its successors or assigns.  All rights herein may be further assigned by LSQ to any bank, trust company or other financial institution, including any state or federal lending agency.

5.             BANK AS ATTORNEY OF PARAGON.

(a)           Paragon hereby authorizes and empowers LSQ and its successors and assigns and hereby irrevocably appoints LSQ and its successors and assigns the true and lawful attorney of Paragon with full power of substitution, in Paragon’s name and stead upon the occurrence and during the continuance of an Event of Default under the Factor Agreement: (i) to ask, require, demand, receive, enforce and give acquittance for any and all claims for monies due and to become due and payable to LSQ under or arising out of this Assignment; (ii) to endorse any checks or other instruments or orders in connection therewith; (iii) to file any claims or take any action or institute any proceedings which in the judgment of LSQ may be necessary or advisable under this Assignment; (iv) to execute and deliver any other and further assurances or documents or take any actions referred to in Section 3(b) hereof upon the failure of Paragon to do so; and (v) to make any filings, including of financing and continuation statements and amendments thereto with respect to this Assignment in accordance with the laws of any applicable jurisdiction without Paragon’s signature and/or in Paragon’s name.

(b)           Any action or proceeding brought by LSQ as attorney of Paragon or under any other provision of this Assignment or otherwise, and any claim by LSQ under this Assignment, may be compromised, withdrawn or otherwise dealt with by LSQ without any notice to or approval of Paragon.

(c)           The powers and authority granted to LSQ have been given for a valuable consideration and are hereby declared to be irrevocable. In addition to any rights, powers and remedies it might otherwise have with respect to this Assignment and the assignments hereunder, LSQ shall also have all rights, powers and remedies of a secured party at law, equity or otherwise with respect to this Assignment and the assignments hereunder.

6.             GENERAL.

(a)           LSQ shall promptly distribute any monies received under this Assignment, after payment of all amounts then due to LSQ, to Paragon, or such other parties as Paragon shall direct, provided however, that in the event of a default under the Factor Agreement and acceleration of Paragon’s, obligations, LSQ shall distribute the monies received to itself until all obligations to LSQ have been rectified in full.

(b)           This Assignment and the rights and obligations of the parties hereunder shall be governed by, and construed in accordance with, the laws of the State of Florida, except to the extent governed by the Assignment of Claims Act of 1940, as amended, and the Federal Acquisition Regulations.  The parties consent to the jurisdiction and venue of the courts of the State of Florida and the United Stated District Court for the Middle District of Florida.  The assignments hereunder shall terminate and be of no further force or effect upon the repayment or prepayment in full of Paragon’s loan and note and the payment of other amounts payable under the Factor Agreement. LSQ shall execute and deliver to Paragon promptly such releases or other documents as Paragon may reasonably request to evidence such terminations.

IN WITNESS WHEREOF, Paragon has caused this Assignment to be executed and sealed as of the day and year first above written.

PARAGON SYSTEMS, INC., an Alabama corporation

/s/ Charles Keathley

By:	/s/ Ronald G. Farrell.
RONALD G. FARRELL,
President

The foregoing Assignment is hereby acknowledged and accepted as of the day and year first above written.

LSQ FUNDING GROUP, L.C., a Florida limited liability company

By:	/s/ Maxwell Eliscu
MAXWELL ELISCU,
President